UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2025

NEXPOINT RESIDENTIAL TRUST, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	001-36663	47-1881359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NXRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, NexPoint Residential Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan (the “2025 LTIP”). The purpose of the 2025 LTIP is to attract, retain, incentivize and reward eligible participants.

For additional information regarding the 2025 LTIP, see “Proposal 3-Approval of the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2025 (the “Proxy Statement”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2025 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2025, the Company held its Annual Meeting. All matters submitted for approval by the Company’s stockholders, as described in the Proxy Statement, were approved. The number of shares of common stock entitled to vote at the Annual Meeting was 25,534,466, representing the number of shares outstanding as of March 24, 2025, the record date for the Annual Meeting.

The results of each matter voted on were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2026 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
James Dondero	9,787,340	10,032,861	2,641,607
Brian Mitts	19,645,574	174,627	2,641,607
Edward Constantino	18,589,953	1,230,248	2,641,607
Scott Kavanaugh	18,219,597	1,600,604	2,641,607
Arthur Laffer	18,323,125	1,497,076	2,641,607
Carol Swain	18,709,578	1,110,623	2,641,607
Catherine Wood	14,294,259	5,525,942	2,641,607

Under the Company’s majority voting policy, a director nominee must tender a conditional offer of resignation subject to acceptance or rejection by the Company’s board of directors in the event the director receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election. At the Annual Meeting, Mr. Dondero received more votes “withheld” from his election than votes “for” his election. As a result, Mr. Dondero tendered his resignation from the board of directors, with the effectiveness of such resignation conditioned upon the board of directors’ acceptance thereof. The nominating and corporate governance committee will consider Mr. Dondero’s resignation and recommend to the board of directors whether to accept or reject it. The board of directors will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the election results and promptly disclose (1) its decision whether to accept or reject Mr. Dondero’s resignation and (2) if rejected, the reasons for rejecting Mr. Dondero’s resignation. As provided in the majority voting policy, Mr. Dondero will not participate in the deliberations of the nominating and corporate governance committee or the board of directors, but his service will otherwise continue pending the outcome of those deliberations.

2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,595,235	1,179,986	44,980	2,641,607

3.	Approval of the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan. The 2025 LTIP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,716,258	1,081,993	21,950	2,641,607

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025. The appointment was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,900,535	531,027	30,246	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Paul Richards
Name: Paul Richards Title: Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date: May 20, 2025